UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2005

Sapient Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28074	04-3130648
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25 First Street, Cambridge, Massachusetts		02141
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 621-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On March 21, 2005, Jerry A. Greenberg, the Co-Chairman and Co-Chief Executive Officer of the Company, entered into a Rule 10b5-1 trading plan to sell up to 1,000,000 shares of the Company's common stock currently owned by him. Under this plan, the plan's agent will undertake to sell specified numbers of shares each month if the stock trades above certain prearranged minimum prices. Mr. Greenberg will have no control over the timing of any sales under the plan. The plan takes effect May 20, 2005 and expires November 19, 2005. Mr. Greenberg entered into the plan in order to diversify his financial holdings and achieve liquidity for certain tax obligations, although he will continue to have a significant ownership interest in the Company.

This plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of company stock over a set period of time. A plan must be entered into in good faith, at a time when the corporate insider did not possess material, nonpublic information regarding the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sapient Corporation

May 12, 2005	By:	/s/ Kyle A. Bettigole

Name: Kyle A. Bettigole
Title: Corporate Counsel and Assistant Secretary, as Attorney-in-Fact